SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials under 14a-12

AKERNA CORP.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2021

SUPPLEMENT TO PROXY STATEMENT

May 27, 2021

This proxy statement supplement (this “Proxy Supplement”), dated May 27, 2021, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Akerna Corp. (the “Company”, “Akerna”, “we”, “us” or “our”) filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2021 and made available to stockholders in connection with the Company’s annual meeting of stockholders to be held at 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027, on June 7, 2021, at 9:00 a.m., Mountain Time (the “annual meeting”) and any other additional proxy material filed with the SEC. You should read the entire Proxy Statement, this Proxy Supplement (which contains important information that supplements and updates the Proxy Statement), and any additional proxy materials carefully before voting your shares. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Proxy Statement.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the annual meeting.

EXECUTIVE COMPENSATION UPDATE

On April 26, 2021 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Akerna determined the final annual bonus for Ms. Jessica Billingsley, Chief Executive Officer of the Company, for the six-month transition period ended December 31, 2020. For the six-month transition period, the Committee determined that Ms. Billingsley has earned a non-discretionary cash bonus award of $81,625 and a discretionary share bonus of $31,250 worth of the Company’s shares of common stock, which resulted in the issuance of 7,548 shares of common stock to Ms. Billingsley based on the 10-day volume weighted average price of the common stock as of the date of the award. As result of the determination of Ms. Billingsley’s annual bonus for the fiscal year ended June 30, 2020, the total annual compensation of Ms. Billingsley for the transition period ended December 31, 2020 as previously reported in the Company’s Summary Compensation Table prepared in accordance with Item 402 of Regulation S-K under the United States Securities Exchange Act of 1934, as amended, increased from $219,940 to $332,815, which includes a grant date fair value of the 7,548 shares of common stock of $31,250 based on a closing share price of $4.14 on the date of grant.

VOTING

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action.

You may revoke your proxy and change your vote at any time before the vote on each proposal at the Annual Meeting. You may vote again on a later date via the Internet by going to www.cstproxyvote.com/akerna/2021 and using the code written on your poxy card to access your proxy electronically (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by requesting, signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at the Company’s headquarters at 1550 Larimer Street #246, Denver, Colorado 80202, a written notice of revocation prior to or at the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2021

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials on the internet pursuant to the “notice and access” rules. Instructions on how to access and review the proxy materials, which include the Notice of Meeting, the Proxy Statement, any supplemental material thereto, our Annual Report and the accompanying form of proxy, can be found on the notice and access card sent to stockholders by the Company or in the voting instructions form you receive from your intermediary. These materials, as well as directions for attending and voting at the Meeting, can also be accessed on the Internet at www.cstproxy.com/akerna/2021.

The Corporation will provide to any stockholder, upon request, one copy of any of the following documents:

(1)	the Corporation’s Transition Report on Form 10-KT, together with any document, or the pertinent pages of any document, incorporated therein by reference; and

(2)	the Notice for the Annual Meeting and the Proxy Statement.

Requests for paper copies can be made by (1) visiting www.cstproxy.com/akerna/2021 and completing instructions to request such documents, (2) calling 1-888-266-6791 or (3) sending an email to proxy@continentalstock.com. You will need the control number indicated on your notice of access card to request these documents.

Copies of the foregoing documents are also available on the Company’s website at https://ir.akerna.com/sec-filings and will be provided by the Company, upon request, by mail at 1550 Larimer Street #246, Denver, Colorado 80202; by phone at (888) 932-6537; or by email at info@akerna.com, free of charge to stockholders. The Company may require the payment of a reasonable charge from any person or corporation who is not a stockholder and who requests a copy of any such document.